LOAN, OPTION AND STOCK PLEDGE AGREEMENT

THIS AGREEMENT is entered into this 1st day of August, 2006, by and between DCI USA Inc ("Lender"), and Gunther Wind Energy Ltd . ("Borrower: or "The Company"), and Uri Rosin ("Shareholder").

Recitals

WHEREAS, the Company and the Shareholder desire to borrow funds from Lender per the terms and conditions set forth in this Agreement for the purpose of investing in Ari LTD per the terms and conditions set forth in the agreements attached hereto as Exhibit A ("the Gunther Wind Energy Investment"); and

WHEREAS, Lender, having determined that a loan for such purpose would be in furtherance of Lender's best interests, is willing to loan to Borrower such funds, in the amount of up to Six Hundred and Fifty Thousand, Dollars ($650,000) (the "Loan Funds"), under the terms and conditions set forth in this Agreement; and

WHEREAS, Lender has simultaneously executed a Promissory Note which provides for the repayment of the Loan Funds subject to the terms and exceptions of this Agreement; and

WHEREAS, Shareholder holds 1000 shares of Gunther Wind Energy Ltd ("the Gunther Shares") which represent 100% of the Borrower's authorized and issued common shares.

WHEREAS, Borrower wishes to grant the Lender a pledge in and to the Gunther Shares ("the Pledge") and an option to purchase the Gunther Shares ("the Option"), under the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the parties agree as follows:

Agreement

1. **Loan.** Upon the closing date set forth below, Lender agrees to loan Borrower up to Six Hundred and Fifty Thousand, Dollars ($650,000) (the"Loan"). The Loan shall be evidenced by a Promissory Note in the form attached hereto as Exhibit B. The Loan may be advanced in one or more disbursements as requested by the Borrower, each of which shall be made upon Borrower's application to Lender for advances, as set forth below:

2. **The Closing Date.** The closing of the Loan by transfer of all or part of the Loan shall take place at the law offices of Alon Segev at a place designated by Alon Segev on the day of the closing of the Gunther Wind Energy Investment ("the Closing").

3. **Partial Disbursement**. The Borrower may request a partial disbursement representing part of the Loan Funds at the Closing with a schedule of future

disbursements for transfer of the balance of the Loan Funds but the final disbursement representing the total Loan Funds shall be disbursed within 90 days of the Closing. In the event the Borrower decides to take less than the Loan Funds total, the Promissory Note shall be modified at that time to reflect the changed amount. No other of the security for such Loan, including the Pledge and the Option agreements as set forth herein shall be affected thereby.

4. Pledge Agreement. The Borrower and the Shareholder shall deliver to Alon Segev, Advocate, the Gunther Shares and any authorizations required by Israeli law for Mr. Segev to hold the shares as Escrow Agent as a Pledge to secure the Loan Funds. Mr. Segev shall prepare any escrow agreement reflecting these terms he deems sufficient for such purposes and the parties shall execute such Escrow Agreement on or before the Closing. In the event of default of the Loan Agreement or non-payment of the Promissory Note executed by the Borrower (see Exhibit B), the Escrow Agent shall be instructed to release all of the Gunther Shares and any necessary authorizations transferring the Gunther Shares to Lender upon written demand by the Lender. The Shareholder hereby agrees and represents that he fully accepts the Pledge of his Gunther Shares as full and complete collateral for the Loan and as the pledge securities under the Pledge Agreement. The determination of default or non-payment by the Escrow Agent shall be final, irrevocable and not subject to arbitration or litigation in any forum. A finding of non-default or non-liability under this Agreement or the Promissory Note shall be subject to arbitration as set forth herein if initiated by the Lender.

5. Options. DCI shall be granted the following options ("the Options"):

> **5.1** At the option of the Lender for a period of one year from the date hereof, the Borrower shall allocate up to 99,000 common shares of Borrower to Lender at a price of 10 cents (US) per share ("Option 1").
>
> **5.2** At the option of the Lender for a period of one year from the date hereof, an additional Option to purchase the 1000 Gunther Shares in Escrow per this Agreement directly from the Shareholder at a price of US$1 per share ("Option 2").
>
> **5.3** Options 1 and 2 above shall be executed immediately by written demand to the Borrower and to the Escrow Agent, respectively. During the term of the Options, the Borrower agrees, represents, and warrants that it will neither authorize nor issue any other form of equities or convertible debentures, rights, pledges or other instruments that might reduce the Lender's equity holding to less than 100% of the Borrower if the Lender executes Options 1 and 2.

6. Term of the Loan. The Loan Funds repayment to the Lender will be due in full on January 31, 2007 or in the event the Gunther Wind Energy Investment is not finalized to the full and sole satisfaction of the Lender by December 31, 2006, the Lender at its sole and unfettered discretion may accelerate the Term of the Loan such that payment in full of the Loan Funds shall be made by the Borrower.

7. Interest. The Loan shall not bear any interest. The parties explicitly agree that the Option Agreement and the purchase prices of the Options 1 and 2 include implicitly a valuation that reflects the value of the Loan Proceeds given for the Term of the Loan.

8. Security. Other than as set forth hereinabove and in the Promissory Note attached as Exhibit "A", the Loan shall not be secured in any other way nor shall the Shareholder have any personal liability for the Loan other than the Gunther Shares placed into Pledge per this Agreement.

9. Event of Default. The following events shall be deemed events of default under this Agreement and, if such events occur, Lender may pursue those rights and remedies set forth herein and in the Promissory Note .The events of default are:

9.1 Borrower's failure to pay the Loan Funds due under this Agreement and the Promissory Note when and as due; and

9.2 Any other default under this Agreement or the Promissory Note.

10. Waiver. The waiver of strict compliance of any provision in this Agreement by Lender on any occasion shall not constitute a waiver of strict compliance with that or any other provision thereafter.

11. Jurisdiction and Applicable Law. The parties agree to be subject to the jurisdiction of the State of New York and that the enforceability and interpretation of this Agreement shall be governed by the laws of the State of New York.

12. Binding Agreement; Modification; Arbitration. This Agreement shall be binding upon the parties, their heirs, personal representatives, successors and assigns and shall represent the full and complete agreement between the parties superseding any prior agreements or understandings. No amendments or modifications of this Agreement shall be binding upon the parties unless in writing and signed by all of the parties. Any disputes arising out of this Agreement shall be subject to binding arbitration pursuant to the rules of the Arbitration Association of New York or similarly situated organization selected by the Lender.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

LENDER:	BORROWER:	SHAREHOLDER
DCI USA, INC.	Gunther Wind Energy Ltd.	Uri Rosin
By: Jonathan Ilan Ofir	By: Alon Segev	
Title: CEO	Title: Authorized Agent	Title: Individual
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